Exhibit 10.26

Premium Allocation Agreement

This Agreement, made and entered into this 15th day of November, 2004, by and between Iowa Network Services, Inc., an Iowa corporation with its principal place of business in West Des Moines, Iowa (INS), and Iowa Telecommunications Services, Inc., an Iowa corporation with its principal place of business in Newton, Iowa (Iowa Telecom).

WITNESSETH:

WHEREAS, INS and Iowa Telecom have arranged for the purchase of policies of director and officer liability insurance by National Union Fire Insurance Company, Great American Insurance Group, and Federal Insurance Company in the aggregate amount of $30,000,000.00, with an effective date of March 17, 2004 (the “Policies”); and,

WHEREAS, the Policies provide liability coverage for directors and officers of INS, Iowa Telecom, Iowa Wireless Services L.P., and other entities affiliated with INS; and,

WHEREAS, INS and Iowa Telecom desire to set forth in this Agreement the manner in which the premiums for the Policies shall be allocated between and paid by INS and Iowa Telecom;

IT IS, THEREFORE, in consideration of the mutual covenants expressed herein, agreed by and between INS and Iowa Telecom as follows:

1.	INS and Iowa Telecom shall jointly purchase the Policies.

2.	The premiums for the Policies, in the aggregate amount of $408,197.00, shall be allocated to and paid by INS and Iowa Telecom as follows:

INS	$173,697.00
Iowa Telecom	$234,500.00

Refunds of premiums for the Policies, if any, shall be allocated to and received by INS and Iowa Telecom as follows:

INS	42.6%
Iowa Telecom	57.4%

3.	INS and Iowa Telecom have determined and agree that the premiums for the Policies approximate the market cost of the insurance coverage provided by the Policies both individually and collectively, and that the allocation of the premiums between INS and Iowa Telecom, as set forth in this Agreement. is fair and reasonable and is in the best interest of both INS and Iowa Telecom;

4.	This Agreement is effective as of the day and year first above written and shall remain in full force and effect for the term of the Policies.

Iowa Network Services, Inc.		Iowa Telecommunications Services, Inc.

By:	/s/ Richard M. Vohs	By:	/s/ Alan L. Wells
	Richard M. Vohs President and Chief Executive Officer		Alan L. Wells President and Chief Executive Officer